Exhibit 99.4
CONSENT OF INDEPENDENT VALUATION EXPERT
We hereby consent to the reference to our name and description of our role in the valuation process of KBS Legacy Partners Apartment REIT, Inc. (the “Company”) being included or incorporated by reference in the Company’s Registration Statement on Form S-3 (File No. 333-181777) and the related prospectus, included therein, by being filed on an Annual Report on Form 10-K, to be filed on the date hereof.
/s/ CBRE Capital Advisors, Inc.
CBRE Capital Advisors, Inc.
March 9, 2015